PROMISSORY NOTE


September 13, 2000                                                $1,000,000


     FOR VALUE RECEIVED, the UNDERSIGNED, THOMAS R. CASTEN, ("Maker"), hereby promises to pay, in the manner and at the time hereinafter stated to AMERICAS POWER PARTNERS, INC. ("Holder"), at such place as the Holder hereof may designate, the principal sum of One Million Dollars ($1,000,000), together with interest thereon until this Promissory Note shall be fully paid and satisfied.

     1. INTEREST. Interest will be charged on that part, or any part thereof, of the outstanding principal which has not been paid beginning on the date set forth above, and continuing until the full amount of principal and interest has been paid. Beginning on the date set forth above, the undersigned will pay interest at the lowest annually applicable federal rate for long term loans as of the date first indicated above, compounded annually ("Interest
Rate").

     2. PAYMENTS. Unless accelerated pursuant to Section 5 herein, the principal and interest shall be payed as follows:

          A. The principal shall be paid by Maker in one lump sum on the earlier of (i) the tenth (10{th}) annual anniversary of the date this Promissory Note was executed, (ii) two (2) years after termination of Maker's employment with the Holder pursuant to Sections 8.2.1 or 8.2.2 of that certain executive employment agreement between Maker and Holder of even date herewith (Employment Agreement "), or (iii) thirty
               (30) days following termination of employment pursuant to
               Section 8.2.3 of the Employment Agreement.

          B. Interest for the prior year shall be paid by Maker within thirty (30) days after each annual anniversary of the date this Promissory Note was executed.

          C. Principal and interest may be prepaid in whole, or in part, at any time and from time to time. Any amount prepaid shall be applied first to unpaid interest accrued to the date of prepayment and then to principal.

     3. SECURITY. The performance by Maker of all obligations hereunder and under the Subscription Agreement shall be secured by a pledge and security agreement executed contemporaneously herewith ("Pledge and Security Agreement") granting a security interest in One Million Two Hundred (1,200,000) shares in the Holder ("Pledged Shares"). Pledged Shares shall be released on principal prepayment as provided in the Pledge and Security Agreement.

     4. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an event of default hereunder ("Event of Default"):

     A. If Maker shall fail to pay when due any payment of principal or interest on this Promissory Note and such failure continues for thirty
          (30) days after the due date.

     B. If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief or debtors (a "Bankruptcy Law"), Maker shall: (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due and such event is not dismissed or cured within thirty (30) days.

     C. If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case, or (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker's properties, and the order or decree is not dismissed within sixty
          (60) days.

     D. Any other breach or default by Maker of any representations, warranties or obligations set forth in this Promissory Note or the Pledge and Security Agreement which is not cured within thirty (30) days.

     5. ACCELERATION. Time being of the essence of this contract, the Maker further agrees that if in case an Event of Default by the Maker, the principal sum above mentioned, or any balance that may be unpaid thereon, together with all interest thereon as aforesaid, at the option of the Holder, shall become immediately due and payable, and all of said interest thereon at the rate then Holder, shall become immediately due and payable, and all of said interest thereon at the rate then applicable under the terms of this Promissory Note, shall be collectible immediately or at any time after such default.

     6. NO RECOURSE. Holder's recourse or remedy for a breach of this Promissory Note is limited to the Pledge Shares.

     7. ASSIGNMENT. Holder shall have the right to assign or dispose of the rights to receive payments hereunder without the consent of the Maker.

     8. NOTICE. Notwithstanding anything to the contrary contained herein, in the event of any act allowing acceleration of the indebtedness evidenced hereby or any breach hereof or default hereunder pursuant to
Section 4(d), the Holder shall mail notice to the Maker at his home specifying: (a) the breach; (b) the action required to cure such breach;
(c) the date by which such breach must be cured as provided hereunder; and
(d) that failure to cure such breach on or before the date specified in the notice may result in acceleration of the entire principal amount outstanding and accrued interest thereon. No failure, even though repeated, by Holder to exercise any option contained in this Promissory Note, and no waiver, even though repeated, or performance of any of the covenants contained in either such instrument shall in any way affect the right of Holder thereafter to exercise such option or to require or enforce performance of such covenant.

     9. WAIVERS. The Maker of this Promissory Note hereby waives notice of and consent to any and all extensions of this Promissory Note or any part thereof without notice, and each hereby waives demand, presentment for payment, notice of nonpayment and protest, and the exhaustion of legal remedies hereon.

     10. GENERAL. In this Promissory Note, wherever the context requires, the singular shall include the plural and the masculine shall include the feminine and the neuter. All and each of the rights, options and privileges of the Holder hereunder shall extend to any holder hereof. This Promissory Note shall be governed by, and be construed and interpreted in accordance with, the internal laws of the State of Illinois.

     11. FEES AND COSTS. In the event any action is brought to enforce the obligations under this Promissory Note, the prevailing party shall be entitled to reasonable attorneys' fees.

     12. BINDING EFFECT. This Promissory Note shall be binding upon Maker and its legal representatives, successors and assigns.

     13. APPLICABLE LAW. This Promissory Note shall be construed in accordance with and governed by the laws of the State of Illinois.

     14. SEVERABILITY. Wherever possible, each provision of this Promissory Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Promissory Note shall be prohibited by or invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Promissory Note.

     15. NEGOTIATION AND ASSIGNMENT. This Promissory Note shall not be negotiable or assignable by Holder.

     16. SETOFF. The Maker shall have the right to setoff any amount owed to Maker by Holder against the principal and interest owing under this Promissory Note, whether currently due or not. Any amount setoff at such time as no amount is currently due hereunder, shall be deemed a prepayment pursuant to paragraph 2.c hereof.

     The Maker has executed this Promissory Note the day and year first above written.



                             /s/ Thomas R. Casten
                                 THOMAS R. CASTEN